As filed with the Securities and Exchange Commission on March 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NANOSTRING TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

530 Fairview Avenue North

Seattle, Washington 98109

(206) 378-6266

(Address of principal executive offices, including zip code)

2013 Equity Incentive Plan

(Full title of the plan)

R. Bradley Gray

President and Chief Executive Officer

530 Fairview Avenue North

Seattle, Washington 98109

(206) 378-6266

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Kathryn Surace-Smith Vice President, General Counsel 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2013 Equity Incentive Plan	978,506(2)	$15.74(3)	$15,401,684.44(3)	$1,550.95
TOTAL:	978,506		$15,401,684.44	$1,550.95

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the common stock of NanoString Technologies, Inc. (the “Registrant”) that become issuable under the 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 978,506 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2013 Plan.
(3)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $15.74, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on March 9, 2016.

Item 3. Incorporation by Reference

Item 8. Exhibits

Signatures

Index to Exhibits

EX-5.1

EX-23.1

NANOSTRING TECHNOLOGIES, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of NanoString Technologies, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 10, 2013 (File No. 333-189883), (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E on March 27, 2014 (File No. 333-194844) and (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission pursuant to General Instruction E on March 16, 2015 (File No. 333-202768) (together, the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 11, 2016;

(2)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B (File No. 001-35980) filed with the Commission on June 21, 2013, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013

4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013

4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013

4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013

4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 15, 2016.

NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bradley Gray and James A. Johnson as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of NanoString Technologies, Inc.) to sign the Registration Statement on Form S-8 of NanoString Technologies, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Bradley Gray R. Bradley Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2016

/s/ James A. Johnson James A. Johnson	Chief Financial Officer (Principal Accounting and Financial Officer)	March 15, 2016

/s/ William D. Young William D. Young	Chairman of the Board and Directors	March 15, 2016

/s/ Nicholas Galakatos Nicholas Galakatos	Director	March 15, 2016

/s/ Robert M. Hershberg Robert M. Hershberg	Director	March 15, 2016

/s/ Gregory Norden Gregory Norden	Director	March 15, 2016

Signature	Title	Date

/s/ Charles P. Waite	Director	March 15, 2016
Charles P. Waite

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013

4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013

4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013

4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013

4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).